Exhibit 10.20
EXECUTIVE EMPLOYMENT AGREEMENT
     This Executive Employment Agreement (“Agreement”) is made as of ___, 2005, between DAY INTERNATIONAL, INC., a Delaware corporation (“Company”) and Thomas J. Koenig (“Executive”).
     1. Background Facts. The Company is a subsidiary of Day International Group, Inc. (“Parent”). The Executive is currently employed by the Company as its Vice President & CFO. The Board of Directors of the Company and the Parent want the Executive to continue serving the Company, to compensate the Executive for this service, and to establish certain rights of the Executive.
     2. Term of this Agreement. The Executive’s employment under this Agreement begins on the date hereof, and ends on the Termination Date defined below.
     At all times during the Executive’s employment with the Company, the Executive shall be employed on an at-will basis, thereby enabling the Company or the Executive to terminate the Executive’s employment at any time, with or without cause, including without limitation, as Cause is defined below. If the Company terminates the Executive other than for Cause, the Company will provide thirty (30) days’ written notice of termination; provided, however, that the Company, in its sole discretion, may provide thirty (30) days’ salary and benefits in lieu of such notice. Further, the Executive may terminate his employment with the Company upon thirty (30) days’ written notice; provided, however, that the Company, in its sole discretion, may choose to designate all or part of such notice period as non-working notice. For purposes of this Agreement, the date on which the Executive’s employment under this Agreement ends is the “Termination Date.”
     This Agreement terminates when the Executive’s employment terminates, except that the Executive’s obligation to abide by the Confidentiality and Non-Competition provisions set forth in Section 5 below, shall survive the termination of this Agreement.
     3. Services. The Executive shall serve as Vice President & CFO of the Company, and shall have the duties and responsibilities normally carried out by an executive in that capacity, subject to the supervision and control of the President & CEO or another supervisor, designated by the Company’s President. The Executive shall devote his best efforts and all of his normal business time (vacations and other absences permitted under the policies of the Company excepted) to the business of the Company, and will faithfully, diligently, honestly and to the utmost of the Executive’s ability perform all duties and responsibilities as may be designated by his supervisor, or another supervisor designated by the Company’s President from time to time.
     4. Compensation. The Executive shall receive the following compensation:
     (a) A base salary (“Base Compensation”) at the annual rate of $200,000, or at a higher rate as may be determined from time to time by the Company in its sole discretion, payable in installments under the practice followed by the Company for the Executive;

     (b) Executive — Pay For Performance (“E-PFP”) Compensation if both the Company and the Executive perform at 100 percent of their annual plan targets, which is payable not later than the end of the first calendar quarter of the following year, under the Company E-PFP guidelines then in effect; and
     (c) Employee “Associate” benefits under the policies and practices of the Company for the Executive, as may be amended from time to time.
     5. Confidentiality and Non-Competition by Executive. In the course of the Executive’s employment with the Company, the Executive will continue to have access to confidential business information of the Company and its affiliates (“the Day Group”), including information about customers, and about business strategies, techniques, products, and practices that is not generally known in the industry (“Confidential Information”). The Executive recognizes that the information provided is confidential and provides a business advantage to the Day Group, and that its relationships with its customers are of substantial value to the Day Group. The Executive shall not, at any time during or after his employment hereunder, use or disclose such Confidential Information, except to authorized representatives of the Day Group or the client or as required in the performance of his duties and responsibilities hereunder. The Executive shall return all client and/or Day Group property, such as computers and software, and documents (and any copies including in machine or human-readable form), to the Company when his employment terminates, regardless of the circumstances giving rise to such termination. The Executive shall not be required to keep confidential any information which is or becomes publicly available or is already in his possession (unless obtained from the Day Group or one of its clients). Further, the Executive shall be free to use and employ his general skills, know-how and expertise, and to use, disclose and employ any generalized ideas, concepts, know-how, methods, techniques or skills, including those gained or learned during the course of the performance of any services hereunder, so long as the Executive applies such information without disclosure or use of any Confidential Information.
     In addition to the Company’s providing the Executive access to Confidential Information, the parties anticipate that the Company will continue to make a substantial investment in the Executive. The Executive acknowledges that the Day Group’s business is not only in the United States but worldwide, so that restricting the Executive’s competitive activities worldwide is reasonable. The Executive further acknowledges that the following restrictions are reasonable to protect the Day Group’s legitimate business interests in its business information, its customer relationships, and the Company’s investment in the Executive:
     (a) During the Executive’s employment and for a period of two years thereafter, the Executive will not compete in any way with the business of the Day Group or otherwise engage in any business competitive with or detrimental to the business of the Day Group. This promise not to compete includes, but is not limited to, a promise that the Executive will not engage in any of the following activities:
     (i) the Executive will not work with, for, or have any interest in, any organization that competes with the Day Group;

     (ii) the Executive will not attempt to persuade any customer, supplier, or potential customer or supplier of the Day Group that they should not do business with the Day Group, should reduce their purchases of the Day Group’s products or services, or should do business with a competitor of the Day Group;
     (iii) the Executive will not sell or aid in the sale of any products or services that are competitive with any services or products of the Day Group to any customer or potential customer of the Day Group; and
     (iv) the Executive will not solicit, encourage or persuade any associate of the Day Group to terminate his or her employment with the Day Group, or to take any action that adversely affects their ability to carry out their employment duties with the Day Group.
     (b) The Executive acknowledges that any breach of the terms of this Agreement by the Executive will cause irreparable harm to the Day Group and that money damages would not be sufficient to provide a fully adequate remedy for such a breach. Therefore, in the event of a breach or threatened breach of any term of this Section 5, the Day Group will be entitled to temporary, preliminary and permanent injunctive relief without any requirement of bond, in addition to any other legal or equitable remedies to which the Day Group may be entitled. If the Executive engages in any breach of Subsection 5(a) prior to the entry of a court order prohibiting such conduct, then the two-year non-compete period under Subsection 5(a) will be extended by the same period of time that Associate engaged in the breach prior to the entry of the court order. The Executive also acknowledges that he is sophisticated in business, and that the restrictions and remedies set forth in this Agreement do not create an undue hardship on him and will not prevent him from earning a livelihood.
     (c) If it shall be found by a court or arbitrator of competent jurisdiction that any such restriction or remedy is unenforceable but would be enforceable if some part thereof were deleted or modified, then such restriction or remedy shall apply with such modification as shall be necessary to make it enforceable to the fullest extent permissible under law.
     6. Payments to the Executive Upon His Resignation or Termination by the Company for Cause. If the Executive resigns from his employment with the Company, the Company will pay the Executive unpaid Base Compensation earned up to the Termination Date, if any, and any unpaid E-PFP Compensation earned under the E-PFP guidelines for the completed calendar year prior to the Termination Date, if any, and the Executive will not be entitled to any further payments of any kind whatsoever.
     If the Executive is terminated by the Company for “Cause” at any time, the Company will pay the Executive unpaid Base Compensation earned up to the Termination Date, if any, and the Executive will not be entitled to any further payments of any kind whatsoever.

     For purposes of this Agreement, “Cause” means:
     (a) the Executive’s repeated failure to perform substantially Executive’s duties as an associate, including but not limited to the Executive’s repeated failure to comply with the reasonable and lawful directives of the President & CEO or another supervisor designated by the Company’s President;
     (b) the Executive’s commission of a crime that constitutes a felony or is a material violation by the Executive of any federal, state or foreign securities laws;
     (c) the Executive’s commission of another criminal act or act of material dishonesty, disloyalty or misconduct by the Executive (specifically excluding traffic offenses and similar acts) if it is materially injurious to the property, operations, business, or reputation of the Company or any of its affiliates; or
     (d) the breach by the Executive of Section 5 of this Agreement.
     Any such termination for Cause will be accompanied by a written statement of the reasons.
     7. Payment to the Executive Upon Termination by the Company Other Than For Cause. If the Company terminates the Executive’s employment for reasons other than Cause, the Company will pay the Executive a lump sum payment equal to:
     (a) unpaid Base Compensation earned up to the Termination Date;
     (b) unpaid E-PFP Compensation earned under the E-PFP guidelines for the completed calendar year prior to the Termination Date, if any; and
     (c) an amount equal to the Executive’s then current Base Compensation for a twelve-month period plus annualized E-PFP Compensation for the plan year in which the Termination Date occurs, based on 100 percent of annual plan target.
     The Executive will not be entitled to any further payments of any kind whatsoever. Payment under 2((c) above, if any, will be made only if, after the Termination Date, the Executive timely delivers to the Company a Separation Agreement and Release in a form determined by the Company (which will be substantially similar to Exhibit A).
     8. Payment to the Executive Upon Termination Due to Death or Disability. If the Executive’s employment is terminated due to his death or disability, as defined below, the Company shall pay the Executive or his estate, as appropriate:
     (a) unpaid Base Compensation earned up to the Termination Date;
     (b) any unpaid E-PFP Compensation earned under the E-PFP guidelines for the completed calendar year prior to the Termination Date, if any; and

     (c) pro rata E-PFP Compensation for the year in which the Termination Date occurs, based on the portion of the current E-PFP period up to the Termination Date and based on the actual performance of the Company for the year;
     The Executive shall not be entitled to any further payments of any kind whatsoever. Amounts for (a) and (b) above will be paid promptly after the Termination Date and amounts for (c) above will be paid in accordance with Company policy with respect to the payment of E-PFP Compensation as in effect at the time. For purposes of this Agreement, “disability” means that, due to a physical or mental condition, the Executive is unable to perform his duties under this Agreement for a period of 180 days, whether or not consecutive.
     9. Tax Withholding. The payments and benefits under this Agreement may be compensation and as such may be included in either the Executive’s W-2 earnings statements or 1099 statements. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.
     10. Notices. All notices shall be in writing and delivered or mailed by registered or certified mail, return receipt requested, to the following addresses: If to the Company, at its offices at P.O. Box 338, Dayton, Ohio 45401-0338, Attention: President; and if to the Executive, 856 Oaknoll Drive, Springboro, OH 45066, or to such other address as the Company or Executive may provide to the other in writing for such purpose.
     11. Assignment and Successors. This Agreement shall be assignable by the Company to a purchaser in a sale, without the written consent of the Executive. If the sale is of assets, the Company shall be released from all obligations upon assignment and acceptance by the purchaser and the purchaser, as successor, shall thereafter be deemed to be the “Company” for purposes of this Agreement.
     The Executive may not assign, pledge or encumber his interest in this Agreement or any part hereof without the express written consent of the Company, this Agreement being personal to the Executive and the beneficiaries designated by him.
     12. Governing Law. This Agreement shall be governed by and construed under the laws of the state of Ohio.
     13. Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.
     14. Arbitration. All disputes involving “Arbitrable Claims,” as defined below, shall be submitted to binding arbitration in Ohio to a single arbitrator chosen in accordance with the rules of the American Arbitration Association (“AAA”) and conducted in accordance with the AAA’s National Rules for the Resolution of Employment Disputes. “Arbitrable Claims” are disputes arising out of or relating to this Agreement, including its breach, termination or validity, and disputes in any way relating to Executive’s employment or termination of his employment with the Company. By way of example only, this includes claims under common law and under local, state and federal statutory authority, such as the Americans with Disabilities Act, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act, and the Family and Medical Leave Act. The arbitrator’s decision shall be final and binding upon the parties and those who may have derivative claims through the parties, and shall be entitled to enforcement in any court of competent jurisdiction. Unless a controlling law or court decision provides otherwise, the costs and expenses of the arbitrator shall be shared equally by the parties. This arbitration procedure does not prohibit the Company and the Day Group from filing an action in court for injunctive relief for breach or threatened breach of the Executive’s obligations regarding non-competition, confidentiality, or other matters involving the Day Group’s proprietary interests.
     15. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters addressed, and all prior negotiations, understandings, representations, and agreements (including, without limitation, any and all prior employment agreements), whether oral or written, of any nature whatsoever, about terms and conditions of employment are merged into and superseded by this Agreement. However, (a) this Agreement contemplates continuation of E-PFP Compensation, but to the extent that any other documents or statements describing the Executive’s E-PFP are inconsistent with this Agreement, this Agreement will control, and (b) this Agreement shall not supersede any Conflicts of Interest Certificate or any Invention Agreement to which the Executive and the Company or any of its affiliates are parties. This Agreement cannot be changed, modified, or terminated unless in writing and signed by the parties.
DAY INTERNATIONAL, INC.

By:		Date:	, 2005

Dennis R. Wolters President and CEO
		Date:	, 2005

[Executive]